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Independent auditors' consent
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The board and shareholders
Strategist World Fund, Inc.:
     Strategist Emerging Markets Fund
     Strategist World Growth Fund
     Strategist World Income Fund
     Strategist World Technologies Fund

The board of trustees and unitholders World Trust:
     Emerging Markets Portfolio
     World Growth Portfolio
     World Income Portfolio
     World Technologies Portfolio

We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings"Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.



                                                        KPMG Peat Marwick LLP
Minneapolis, Minnesota
December 23, 1997